Exhibit 99.1

June 16, 2014

Rick T. Dillon named Executive Vice President and Chief Financial Officer of Century Aluminum

CHICAGO, IL - (Marketwired) --  June 16, 2014 -- Century Aluminum Company (NASDAQ: CENX) announced today that its Board of Directors has appointed Rick T. Dillon as Executive Vice President and Chief Financial Officer of Century.  Prior to joining Century, Mr. Dillon served as Vice President of Finance - Surface Mining Group at Joy Global Inc., a publicly traded manufacturer of high-productivity mining solutions. Mr. Dillon joined Joy Global in 2009 as Vice President - Corporate Controller & Chief Accounting Officer. Prior to that, Mr. Dillon served as Vice President - Business Planning and Analysis for Newell Rubbermaid, Inc. He has also held the Chief Accounting Officer role at Newell Rubbermaid, Inc. and Briggs & Stratton Corporation. Mr. Dillon holds an M.B.A. from Northwestern University - Kellogg School of Management and a B.S. in Accounting from Marquette University.

Michael Bless, President and Chief Executive Officer, commented, “Our Board and I are very pleased to bring Rick onboard. His broad-based financial expertise, combined with his background in the manufacturing sector, should serve us well as we continue to improve our competitiveness in the global aluminum industry. We look forward to having Rick on the executive management team and are excited about the value Rick will bring to all facets of our business.”

About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL.
Visit www.centuryaluminum.com for more information.
Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager -- Corporate Finance, Landsbankinn hf.
Steingrimur Helgason, Director -- Corporate Finance, Landsbankinn hf.

Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding Century’s positioning for future performance. More information about the risks, uncertainties and assumptions affecting Century can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.

Century Aluminum Contacts:
Kenny Barkley (media)
(270) 577-2070

Shelly Harrison (investors)
312-696-3140